Exhibit 99.77(q)(1)

ITEM 77Q-1 - Exhibits

(a)(1)	Amendment No. 31 to the Trust Instrument of ING Variable Insurance Trust (abolition of series of shares of beneficial interest with respect to ING GET U.S. Core Portfolio – Series 12) – Filed herein.
(e)(1)	Investment Management Agreement dated May 7, 2013 between ING Investments, LLC and ING Variable Insurance Trust – Filed herein.
(e)(2)	Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Co. LLC – Filed herein.